SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              _____________________

                                   FORM 8-K/A

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 10, 2001


                     QWEST COMMUNICATIONS INTERNATIONAL INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)



       000-22609                                          84-1339282
 ------------------------                      ---------------------------------
 (Commission File Number)                      (IRS Employer Identification No.)



        1801 California Street                    Denver, Colorado      80202
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)



        Registrant's telephone number, including area code:  303-992-1400
                                                             ------------

                                 Not applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)
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ITEM 9.  Regulation FD Disclosure

On September 10, 2001, Qwest Communications International Inc. ("Qwest") issued a press release updating its financial guidance for 2001 and 2002. A copy of the press release announcing the same is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On September 10, 2001, Qwest also hosted a conference call with media, analysts, investors, and other interested persons during which it discussed its revised guidance. As previously announced, the webcast of the call (live and replay) is accessible on Qwest's website.

On the call or in this Current Report on Form 8-K Qwest announced the following (all numbers are approximate):

o It was updating its financial guidance as described in the attached press release owing to, among other things, the deteriorating economic conditions nationally and within its 14 state local service territory. The economic factors it considered in reaching its decision included, among others, a decrease in consumer confidence, an increase in unemployment levels, the national GDP level, an increase in business and personal bankruptcies, a reduction in the migration levels into Qwest's local service territory, the rate of housing starts, an increase in home foreclosures, and a reduction in overall corporate capital and IT spending. Qwest also considered, among other things, a review of its August flash results, a review of possible transactions in its sales funnels, the rate of growth in access lines, relative stability in pricing, and changes in the terms and conditions of optical capacity sales it believes are being sought by commercial and wholesale customers. This list of factors considered by Qwest is not intended to be exhaustive. In view of the wide variety of factors it considered and the complexity of the matters, Qwest did not find it practicable to, and did not, quantify or otherwise attempt to assign any relative weight to the various factors considered.

o    It was not providing any guidance for any periods beyond 2002.

o It currently expected its results for the 4th quarter of 2001 to exceed those for the 3rd quarter of 2001 principally due to seasonality of its businesses.

o Although it was not able to, and did not intend to, separate results for "classic" Qwest and "classic" U S WEST (including allocations of corporate overhead and expenses), it estimated that for 2001 "classic" Qwest would have revenue of over $5.5 billion and EBITDA of almost $1.5 billion and it had 5 - 6 million customers. It estimated that for 2002 "classic" U S WEST revenues would grow in the mid single digits and "classic" Qwest revenues would grow in the mid teens.

o It currently expected use of working capital in the range of $1.2 - $1.5 billion in 2002.

o    It currently does not expect to build any additional CyberCenters(sm).

o It currently expected it would issue an additional $500 - $750 million in debt securities before turning free cash flow positive in the second quarter of 2002, and that total debt levels would be approximately equal for 2001 and 2002.

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o    It currently expected cash EPS (earnings per share) in the range of $0.95 -
     $1.00 for 2001.

o It currently expected optical capacity sales to generate less revenue for the second half of 2001 than previously announced.

o With respect to the status of its Section 271 approval process, it expects to file its first application with the FCC for approval this year, to file the remaining applications in late 2001 and early 2002, and to receive approval for all states by mid-2002.

o Of the workforce reductions it announced, it currently expected approximately 20% would come from attrition. It currently expected the remainder of the reductions to come from continued streamlining of its operations. Because approximately 30% of its workforce was located in Colorado, it currently expected a similar percentage of the reductions would come from Colorado and the surrounding area.

Forward Looking Statements Warning
----------------------------------

This Current Report on Form 8-K contains projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including potential fluctuations in quarterly results, volatility of Qwest's stock price, intense competition in the communications services market, changes in demand for Qwest's products and services, dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels, higher than anticipated employee levels, capital expenditures and operating expenses, rapid and significant changes in technology and markets, adverse changes in the regulatory or legislative environment affecting Qwest's business, delays in Qwest's ability to provide interLATA services within its 14-state local service territory, adverse conditions in the economy nationally and within its territory, failure to maintain rights of way, and failure to achieve the projected synergies and financial results expected to result from the acquisition of U S WEST, Inc. timely or at all and difficulties in combining the operations of Qwest and U S WEST, which could affect Qwest's revenues, levels of expenses and operating results. The information contained in this Current Report on Form 8-K is a statement of Qwest's present intention and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest's assumptions. Qwest may change its intentions, at any time and without notice, based upon any changes in such factors, in Qwest's assumptions or otherwise. This Current Report on Form 8-K includes analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this Current Report on Form 8-K, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

ITEM 7.   Financial Statements, Pro Forma Financial Information and Exhibits

          Exhibit 99.1          Press Release dated September 10, 2001.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    QWEST COMMUNICATIONS INTERNATIONAL INC.



DATE:  September 10, 2001           By: /s/ Yash A. Rana
                                       -------------------------------------
                                       Yash A. Rana
                                       Vice President

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                                  EXHIBIT INDEX



          Exhibit 99.1            Press Release dated September 10, 2001.


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